Exhibit No. 99

REGIS® REPORTS IMPROVED FIRST QUARTER 2022 RESULTS AND ENHANCED LIQUIDITY POSITION
Nominal Sales Continue To Improve; Q1 2022 System-Wide Same-Store Sales Up 23.2% Compared To Q1 2021
Proactively Bolstered Liquidity By Raising $37 Million In At-The-Market Offering
Continued Rollout Of Proprietary Technology Platform Opensalon® Pro; 46% Of U.S. Franchise Salons Are Now Running Or Have Signed Contracts To Install
Took Action To Further Reduce Annual G&A Spend By Approximately $5 Million

	Three Months Ended September 30,
(Dollars in thousands)	2021	2020

Consolidated revenue	$77,756	$111,396
System-wide revenue (1)	316,285	262,322

System-wide same-store sales comps	23.2%	(32.6)%
Two-year system-wide same-store sales comps	(17.1)%	N/A

Operating loss	$(5,801)	$(31,591)
Net loss	(10,378)	(35,266)
Diluted net loss per share	(0.28)	(0.98)
EBITDA (2)	(5,088)	(18,939)
as a percent of revenue	(6.5)%	(17.0)%

As adjusted (2)
Net loss, as adjusted	$(10,474)	$(27,932)
Diluted net loss per share, as adjusted	(0.28)	(0.78)
EBITDA, as adjusted	(5,635)	(18,644)
as a percent of revenue	(7.2)%	(16.7)%
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, November 3, 2021 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising technology-enabled hair salons, today reported a first quarter 2022 net loss of $10.4 million, or $0.28 loss per diluted share as compared to a net loss of $35.3 million, or $0.98 loss per diluted share in the first quarter of 2021. Excluding discrete items, the Company reported first quarter 2022 adjusted net loss of $10.5 million, or $0.28 loss per diluted share as compared to adjusted net loss of $27.9 million, or $0.78 loss per diluted share, for the same period last year. The year-over-year decrease in adjusted net loss was driven primarily by the Company exiting company-owned salons that were loss making, an increase in royalties and a decrease in general and administrative expense.
Total revenue in the quarter of $77.8 million decreased $33.6 million, or 30.2%, year-over-year, driven primarily by the Company exiting company-owned salons that generated significant revenue, but were loss making. Partially offsetting the decline in Company-owned revenue was an increase in royalty revenue due to higher franchise salon sales and an increase in franchise salon count.
First quarter adjusted EBITDA loss of $5.6 million decreased $13.0 million, versus an adjusted EBITDA loss of $18.6 million in the same period last year. The improvement was driven by the Company exiting loss making company-owned salons over the last twelve-months, an increase in royalties and a decrease in general and administrative expense.
Felipe Athayde, President and Chief Executive Officer, commented, "It was another quarter of sales recovery for Regis and we continue to use all levers at our disposal to ensure we are well positioned to grow the Company. We have considerably bolstered our liquidity position by $37 million by using our ATM program, and have generated annual savings of approximately $5 million through a corporate reorganization. We have also made assisting our franchisees in stylist recruiting our top priority and are closely working with them to strengthen their applicant pipeline and streamline the hiring process.”

First Quarter Segment Results
Franchise

	Three Months Ended September 30,		Increase (Decrease)

(Dollars in millions) (1)	2021	2020

Revenue
Royalties	$16.6	$11.4	$5.2
Fees	3.3	2.0	1.3
Product sales to franchisees	8.0	13.7	(5.7)
Advertising fund contributions	8.1	4.5	3.6
Franchise rental income	33.8	32.3	1.5
Total Franchise revenue	$69.8	$64.0	$5.8

Franchise same-store sales comps	23.7%	(31.9)%
Franchise two-year same-store sales comps	(16.8)%	N/A

EBITDA, as adjusted	$(4.1)	$(8.0)	$3.9
as a percent of revenue	(5.8)%	(12.4)%
as a percent of adjusted revenue (2)	(14.6)%	(29.3)%

Total Franchise salons	5,587	5,226	361
as a percent of total Franchise and Company-owned salons	96.9%	80.0%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)Adjusted revenue excludes non-margin revenue. See Non-GAAP reconciliation.

First quarter Franchise revenue was $69.8 million, a $5.8 million, or 9.1% increase compared to the prior year quarter. Royalties were $16.6 million, a $5.2 million increase versus the same period last year. The increase is due to higher franchise system sales and the increase in franchise salons. Product sales to franchisees of $8.0 million decreased $5.7 million. The decrease in product sales will continue as the Company transitions out of its whole-sale product sales business. Franchise adjusted EBITDA loss of $4.1 million improved $3.9 million, or 48.7% year-over-year primarily due to an increase in royalties and a decrease in general and administrative expense, including bad debt.

Company-Owned Salons

	Three Months Ended September 30,		(Decrease) Increase

(Dollars in millions) (1)	2021	2020

Total Company-owned salon revenue	$8.0	$47.4	$(39.4)
Company-owned same-store sales comps	6.5%	(34.8)%
Company-owned two-year same-store sales comps	(32.1)%	N/A

EBITDA, as adjusted	$(1.6)	$(10.7)	$9.1
as a percent of revenue	(19.4)%	(22.6)%

Total Company-owned salons	179	1,308	(1,129)
as a percent of total Franchise and Company-owned salons	3.1%	20.0%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.

First quarter revenue for the Company-owned salon segment decreased $39.4 million, or 83.1%, versus the prior year to $8.0 million. The year-over-year decline in revenue was driven by the decrease of a net 692 salons sold and converted to the Company's franchise portfolio over the past 12 months and the closure of a net 437 unprofitable salons over the past 12 months.
First quarter adjusted EBITDA loss improved $9.1 million, or 85.4%, versus the same period last year driven primarily by the elimination of EBITDA losses that had been generated in the prior year period from the net 437 unprofitable salons closed over the past 12 months.

Non-GAAP reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing first quarter results on November 4, 2021, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. A replay of the presentation will be available on our website at www.regiscorp.com/investor-relations.html.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in the beauty salon industry. As of September 30, 2021, the Company franchised, owned or held ownership interests in 5,843 locations worldwide. Regis’ locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of the uncertain duration and severity of the COVID-19 pandemic, including any adverse impact from the Delta variant; the impact of the COVID-19 pandemic on our key suppliers; consumer shopping trends and changes in manufacturer distribution channels; changes in regulatory and statutory laws including increases in minimum wages; laws and regulations could require us to modify current business practices and incur increased costs; changes in economic conditions; changes in consumer tastes and fashion trends; the continued ability of the Company to implement its strategy, priorities and initiatives including the re-engineering of our corporate and field infrastructure; new merchandising strategy; our franchisees' ability to attract, train and retain talented stylists; financial performance of our franchisees; the ability to operate or sell the salons transferred back from TBG; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; our ability to maintain and enhance the value of our brands; reliance on information technology systems; reliance on external vendors; the use of social media; failure to standardize operating processes across brands; exposure to uninsured or unidentified risks; Opensalon® Pro may not yield the intended results; compliance with credit facility covenants and access to the existing revolving credit facility; ability to re-finance our existing credit facility or the ability to re-finance at a similar rate; our capital investments in technology may not achieve appropriate returns; premature termination of agreements with our franchisees; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal controls over financial reporting; changes in tax exposure; potential litigation and other legal or regulatory proceedings could have an adverse effect on our business or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except per share data)

	September 30, 2021	June 30, 2021

ASSETS
Current assets:
Cash and cash equivalents	$45,508	$19,191
Receivables, net	21,833	27,372
Inventories	16,774	22,993
Other current assets	16,049	17,103
Total current assets	100,164	86,659

Property and equipment, net	22,588	23,113
Goodwill	229,007	229,582
Other intangibles, net	3,604	3,761
Right of use asset	573,475	611,880
Other assets	40,013	41,388
Total assets	$968,851	$996,383

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,784	$27,157
Accrued expenses	48,099	54,857
Short-term lease liability	113,585	116,471
Total current liabilities	182,468	198,485

Long-term debt, net	195,805	186,911
Long-term lease liability	480,769	518,866
Other non-current liabilities	69,999	75,075
Total liabilities	929,041	979,337
Commitments and contingencies
Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding 43,964,489 and 35,795,844 common shares at September 30, 2021 and June 30, 2021, respectively	2,198	1,790
Additional paid-in capital	58,310	25,102
Accumulated other comprehensive income	9,069	9,543
Accumulated deficit	(29,767)	(19,389)
Total shareholders' equity	39,810	17,046
Total liabilities and shareholders' equity	$968,851	$996,383

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three Months Ended September 30, 2021 And 2020
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended September 30,
	2021	2020

Revenues:
Royalties	$16,602	$11,405
Fees	3,265	2,042
Product sales to franchisees	8,008	13,742
Advertising fund contributions	8,114	4,509
Franchise rental income	33,762	32,283
Company-owned salon revenue	8,005	47,415
Total revenue	77,756	111,396
Operating expenses:
Cost of product sales to franchisees	8,112	10,678
General and administrative	21,789	26,148
Rent	1,803	13,225
Advertising fund expense	8,114	4,510
Franchise rent expense	33,762	32,283
Company-owned salon expense (1)	7,945	42,943
Depreciation and amortization	1,869	7,376
Long-lived asset impairment	163	5,824
Total operating expenses	83,557	142,987

Operating loss	(5,801)	(31,591)

Other (expense) income:
Interest expense	(3,306)	(3,762)
Loss from sale of salon assets to franchisees, net	(1,080)	(662)
Interest income and other, net	(239)	114

Loss from continuing operations before income taxes	(10,426)	(35,901)

Income tax benefit	48	635

Net loss	$(10,378)	$(35,266)

Net loss per share:
Basic and diluted:
Net loss per share, basic and diluted (2)	$(0.28)	$(0.98)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	36,850	35,908
_______________________________________________________________________________
(1)Includes cost of service and product sold to guests in our Company-owned salons. Excludes general and administrative expense, rent and depreciation and amortization related to Company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For The Three Months Ended September 30, 2021 And 2020
(Dollars in thousands)

	Three months ended September 30,
	2021	2020

Cash flows from operating activities:
Net loss	$(10,378)	$(35,266)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,574	6,087
Long-lived asset impairment	163	5,824
Deferred income taxes	(258)	(384)
Loss from sale of salon assets to franchisees, net	1,080	662
Stock-based compensation	1,678	(1,225)
Amortization of debt discount and financing costs	460	438
Other non-cash items affecting earnings	232	4
Changes in operating assets and liabilities, excluding the effects of asset sales	(6,805)	(5,006)
Net cash used in operating activities	(12,254)	(28,866)

Cash flows from investing activities:
Capital expenditures	(1,524)	(3,811)
Proceeds from sale of assets to franchisees	—	3,735
Costs associated with sale of salon assets to franchisees	—	(125)
Net cash used in investing activities	(1,524)	(201)

Cash flows from financing activities:
Borrowings on revolving credit facility	10,000	—
Repayments of revolving credit facility	(1,106)	—
Proceeds from issuance of common stock, net of offering costs	32,193	—
Taxes paid for shares withheld	(255)	(187)
Distribution center lease payments	—	(238)
Net cash provided by (used in) financing activities	40,832	(425)

Effect of exchange rate changes on cash and cash equivalents	(148)	88

Increase (decrease) in cash, cash equivalents, and restricted cash	26,906	(29,404)

Cash, cash equivalents and restricted cash:
Beginning of period	29,152	122,880
End of period	$56,058	$93,476

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REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	September 30, 2021			September 30, 2020
	Service	Retail	Total	Service	Retail	Total

SmartStyle	22.6%	0.2%	17.0%	(35.2)%	(30.7)%	(33.9)%
Supercuts	32.6	(1.5)	30.5	(33.9)	(26.1)	(33.4)
Portfolio Brands	20.9	0.9	18.5	(31.5)	(19.4)	(30.2)
Total	26.7%	—%	23.2%	(33.4)%	(26.2)%	(32.6)%
_______________________________________________________________________________
(1)System-wide same-store sales in fiscal year 2022 are calculated as the change in sales for locations that were open on a specific day of the week during the current period and the corresponding prior period. System-wide same-store sales in fiscal year 2021 are calculated as the total change in sales for system-wide franchise and company-owned locations for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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REGIS CORPORATION
System-Wide Location Counts

	September 30, 2021	June 30, 2021

FRANCHISE SALONS:
SmartStyle/Cost Cutters in Walmart Stores	1,676	1,666
Supercuts	2,369	2,386
Portfolio Brands	1,391	1,357
Total North American salons	5,436	5,409
Total International Salons (1)	151	154
Total Franchise Salons	5,587	5,563
as a percent of total Franchise and Company-owned salons	96.9%	95.3%

COMPANY-OWNED SALONS:
SmartStyle/Cost Cutters in Walmart Stores	67	91
Supercuts	24	35
Portfolio Brands	88	150
Total Company-owned salons	179	276
as a percent of total Franchise and Company-owned salons	3.1%	4.7%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	77	78

Grand Total, System-wide	5,843	5,917
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.

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Non-GAAP Reconciliations:
We believe our presentation of non-GAAP operating loss, net loss, net loss per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
Non-GAAP reconciling items for the three months ended September 30, 2021 and 2020:
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:
•CEO transition
•Distribution center wind down fees ("Distribution center fees")
•Professional fees
•Severance
•Benefit from lease liability decrease in excess of previously impaired ROUA ("Lease liability benefit")
•Lease termination fees
•Real estate fees
•Asset retirement obligation
•Long-lived asset impairment

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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP operating loss and U.S. GAAP net loss to equivalent non-GAAP measures
		Three Months Ended September 30,
	U.S. GAAP financial line item	2021	2020

U.S. GAAP revenue		$77,756	$111,396

U.S. GAAP operating loss		$(5,801)	$(31,591)

Non-GAAP operating expense adjustments (1)
CEO transition	General and administrative	—	(1,294)
Distribution center fees	General and administrative	229	—
Professional fees	General and administrative	99	1,727
Severance	General and administrative	176	369
Lease liability benefit	Rent	(2,431)	(6,061)
Lease termination fees	Rent	1,340	5,554
Real estate fees	Rent	40	—
Asset retirement obligation	Depreciation and amortization	287	1,289
Long-lived asset impairment	Long-lived asset impairment	163	5,824
Total non-GAAP operating expense adjustments		(97)	7,408

Non-GAAP operating loss (1)		$(5,898)	$(24,183)

U.S. GAAP net loss		$(10,378)	$(35,266)

Non-GAAP net income adjustments:
Non-GAAP operating expense adjustments		(97)	7,408
Income tax impact on Non-GAAP adjustments (2)	Income taxes	1	(74)
Total non-GAAP net income adjustments		(96)	7,334
Non-GAAP net loss		$(10,474)	$(27,932)
_______________________________________________________________________________
(1)Adjusted operating margins for the three months ended September 30, 2021 and 2020 were (7.6)% and (21.7)%, respectively, and are calculated as non-GAAP operating loss divided by U.S. GAAP revenue for each respective period.
(2)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% for the three months ended September 30, 2021 and 2020 for all non-GAAP operating expense adjustments.

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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net loss per diluted share
	Three Months Ended September 30,
	2021	2020

U.S. GAAP net loss per diluted share	$(0.282)	$(0.982)
CEO Transition (1)	—	(0.036)
Distribution center fees (1)	0.006	—
Professional fees (1)	0.003	0.048
Severance (1)	0.005	0.010
Lease liability benefit (1)	(0.065)	(0.167)
Lease termination fees (1)	0.036	0.153
Real estate fees (1)	0.001	—
Asset retirement obligation (1)	0.008	0.035
Long-lived asset impairment (1)	0.004	0.161
Non-GAAP net loss per diluted share (2)	$(0.284)	$(0.778)

U.S. GAAP Weighted average shares - basic and diluted	36,850	35,908
Non-GAAP Weighted average shares - diluted	36,850	35,908
_______________________________________________________________________________
(1)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% for the three months ended September 30, 2021 and 2020 for all non-GAAP operating expense adjustments.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
Reconciliation Of Reported U.S. GAAP Net Loss To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net loss for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three months ended September 30, 2021 and 2020, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net loss to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended September 30, 2021
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net loss, as reported (U.S. GAAP)	$(9,357)	$(1,021)	$(10,378)
Interest expense, as reported	3,306	—	3,306
Income taxes, as reported	(48)	—	(48)
Depreciation and amortization, as reported	1,623	246	1,869
Long-lived asset impairment, as reported	—	163	163
EBITDA (as defined above)	$(4,476)	$(612)	$(5,088)

Distribution center fees	229	—	229
Professional fees	99	—	99
Severance	176	—	176
Lease liability benefit	(86)	(2,345)	(2,431)
Lease termination fees	(21)	1,361	1,340
Real estate fees	—	40	40
Adjusted EBITDA, non-GAAP financial measure	$(4,079)	$(1,556)	$(5,635)

	Three Months Ended September 30, 2020
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net loss, as reported (U.S. GAAP)	$(14,519)	$(20,747)	$(35,266)
Interest expense, as reported	3,762	—	3,762
Income taxes, as reported	(635)	—	(635)
Depreciation and amortization, as reported	2,294	5,082	7,376
Long-lived asset impairment, as reported	610	5,214	5,824
EBITDA (as defined above)	$(8,488)	$(10,451)	$(18,939)

CEO transition	(1,294)	—	(1,294)
Professional fees	1,727	—	1,727
Severance	369	—	369
Lease liability benefit	(267)	(5,794)	(6,061)
Lease termination fees	—	5,554	5,554
Adjusted EBITDA, non-GAAP financial measure	$(7,953)	$(10,691)	$(18,644)
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the three months ended September 30, 2021 and 2020 were (6.5)% and (17.0)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended September 30, 2021 and 2020 were (7.2)% and (16.7)%, respectively, and are calculated as adjusted EBITDA divided by U.S. GAAP revenue for each respective period.

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REGIS CORPORATION
Reconciliation Of Reported Franchise EBITDA As A Percent Of U.S. GAAP Revenue
To EBITDA As A Percent Of Adjusted Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2021	2020

As adjusted EBITDA	$(4,079)	$(7,953)
U.S. GAAP revenue	69,751	63,981
As adjusted EBITDA as a % of U.S. GAAP revenue (1)	(5.8)%	(12.4)%
Non-margin revenue adjustments:
Franchise rental income	(33,762)	(32,283)
Advertising fund contributions	(8,114)	(4,509)
Adjusted revenue	$27,875	$27,189
As adjusted EBITDA as a percent of adjusted revenue (1)	(14.6)%	(29.3)%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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